DAVID A. COX                            Suite 101-2145 West Broadway
CHARTERED ACCOUNTANT                    Vancouver, B.C., Canada V6K 4L3
                                        Telephone: (604) 720-8744 Fax: 720-8745

--------------------------------------------------------------------------------

November 17, 2000                          VIA FAX  (416) 214-0585

David Hackett, Chief Financial Officer
e-Auction Global Trading INc.
220 King Street West, Suite 200
Toronto, Ontario
Canada M5H IK7



Dear Sir:

Re: e-Auction Global Trading Inc. (formerly named Kazari International, Inc.)
-----------------------------------------------------------------------------

                        CONSENT ON INDEPENDENT AUDITORS

I consent to the reference to my firm under the caption "Experts" and the incorporation by reference in the Registration Statement on Form S-8 of e-Auction Global Trading Inc. (formerly named "Kazari International, Inc.") of my Auditor's Report, dated June 8, 1998, relating to the interim financial statements of e-Auction Global Trading Inc. for the period from January 8, 1998 to June 1, 1998 appearing in the Prospectus, which is part of the Form 10-SB/A Registration Statement of e-Auction filed September 29, 2000.


/s/ David A. Cox
David A. Cox
Chartered Accountant